SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03. “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated herein by reference into this Item 1.01. “Entry into a Material Definitive Agreement.”

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the 2015 Credit Agreement (as defined below), on June 26, 2015, FTI Consulting, Inc. (“FTI Consulting” or the “Company”) effectively amended and extended its existing Credit Agreement, dated as of November 27, 2012 (as amended and supplemented, the “2012 Credit Agreement”), by and among FTI Consulting, as borrower, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, and related agreements and documents. The 2012 Credit Agreement provided for a five-year $350.0 million senior secured revolving line of credit. There were no outstanding revolving borrowings and there was no accrued interest under the 2012 Credit Agreement at the time that the 2015 Credit Agreement was entered into. The letters of credit outstanding under the 2012 Credit Agreement are deemed outstanding under the 2015 Credit Agreement. FTI Consulting did not incur any early termination or prepayment penalties under the 2012 Credit Agreement in connection with the above transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2015, FTI Consulting entered into a Credit Agreement (the “2015 Credit Agreement”), among FTI Consulting, as borrower, the designated borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent. The revolving line of credit (“Credit Facility”) consists of a $550.0 million senior secured revolving line of credit maturing on June 26, 2020. Subject to certain conditions and limitations, at any time prior to maturity, FTI Consulting will be able to invite existing and new lenders to increase the size of the revolving line of credit or make additional term loans, in each case, under the 2015 Credit Agreement up to a maximum of $100.0 million plus unlimited amounts so long as, among other conditions, after giving effect to the new increase the Consolidated Total Leverage Ratio is not greater than 3.50 to 1.00.

At the Company’s option, borrowings under the Credit Agreement will bear interest at either one, two or three month LIBOR or an alternate base rate, in each case plus the applicable margin. Borrowings will initially bear interest at LIBOR plus 1.75% per annum, in case of LIBOR borrowings, or at the alternate base rate plus 0.75% per annum, in the case of base rate loans. After the compliance certificate is required to be received for the quarter ending June 30, 2015, the applicable margin will fluctuate between 1.375% per annum and 2.00% per annum, in the case of LIBOR borrowings, or between 0.375% per annum and 1.00% per annum, in the case of base rate loans, based upon the Company’s Consolidated Total Leverage Ratio (as defined in the 2015 Credit Agreement) at such time.

The Company will initially be required to pay a commitment fee of 0.30% per annum on the daily unused amount of the facility and a letter of credit fronting fee of 1.75% per annum on the maximum amount available to be drawn under each letter of credit that is issued and outstanding. After the date the compliance certificate is required to be received for the quarter ending June 30, 2015, the commitment fee rate will fluctuate between 0.25% and 0.35% per annum and the letter of credit fee rate will fluctuate between 1.375% and 2.00% per annum, based upon the Company’s Consolidated Total Leverage Ratio.

The obligations of FTI Consulting under the Credit Agreement are guaranteed by substantially all of FTI Consulting’s substantially wholly-owned domestic subsidiaries and secured by substantially all of FTI Consulting’s and its domestic subsidiaries’ assets (including 65% of the issued and outstanding voting stock and 100% of the non-voting stock of each controlled foreign corporation owned by a domestic subsidiary guarantor), pursuant to the terms of a Security Agreement, dated as of June 26, 2015 (the “Security Agreement”), among FTI Consulting, the other grantors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations, and a Pledge Agreement, dated as of June 26, 2015 (the “Pledge Agreement”), among FTI Consulting, the other pledgors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations.

Borrowings under the Credit Facility may be used for working capital, capital expenditures, general corporate purposes, and such other uses as permitted, from time to time, under the 2015 Credit Agreement including, to repay or redeem existing debt (including under the Company’s existing credit facilities or senior notes) and acquisitions. The Company currently intends, on or before October 1, 2015 and subject to market conditions and other factors, to retire its $400 million 6.75% Notes due 2020 (the “2020 Notes”) with a combination of proceeds of borrowings under the Credit Facility and cash on hand. However, the Company is not making a commitment to retire the 2020 Notes at this time, which will, among other things, be subject to further approval by the Company’s Board of Directors.

The 2015 Credit Agreement contains customary financial, affirmative and negative covenants for a senior secured credit agreement. These include negative covenants that, subject to exceptions, may limit FTI Consulting’s ability and the ability of FTI Consulting’s subsidiaries to, among other things: (i) create, incur, assume or suffer to exist liens; (ii) make investments and loans; (iii) create, incur, assume or suffer to exist additional indebtedness or guarantees; (iv) engage in mergers, acquisitions, consolidations, sale-leasebacks and other asset sales and dispositions; (v) pay dividends or redeem or repurchase FTI Consulting’s capital stock; (vi) alter the business that FTI Consulting and its subsidiaries conduct; (vii) engage in certain transactions with affiliates; (viii) modify the terms of certain indebtedness, including certain terms of the indentures governing the 2020 Notes and the 2022 Notes; (ix) repay, redeem or purchase certain indebtedness, including the 2020 Notes and 2022 Notes; and (x) make material changes to accounting and reporting practices. In addition, the 2015 Credit Agreement includes financial covenants that require FTI Consulting (i) not to exceed a maximum consolidated total leverage ratio (the ratio of total funded debt to adjusted EBITDA), and (ii) to maintain a minimum consolidated interest coverage ratio (the ratio of adjusted EBITDA minus capital expenditures and cash taxes to cash interest).

The 2015 Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the facility to be in full force and effect, and change of control. If an event of default occurs under the 2015 Credit Agreement, the agents and lenders under the 2015 Credit Agreement will be entitled to take various actions, including accelerating amounts due under the 2015 Credit Agreement and all actions permitted to be taken by a secured creditor.

The forgoing descriptions of the 2015 Credit Agreement, the Security Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2015 Credit Agreement, the Security Agreement and Pledge Agreement. The 2015 Credit Agreement, the Security Agreement and the Pledge Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to potential refinancing transactions and other matters, and other information that is not historical. When used in this Current Report on Form 8-K, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, those regarding the possible retirement of the 2020 Notes, are based upon the Company’s expectations at the time we make them and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. The Company is under no duty to update any of the forward looking statements to conform such statements to actual results or events and does not intend to do so.

ITEM. 7.01.	Regulation FD Disclosure

On June 26, 2015, FTI Consulting issued a press release announcing the entry into the 2015 Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 26, 2015, among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2	Security Agreement, dated as of June 26, 2015, by and among FTI Consulting, Inc., the other grantors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Security Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of June 26, 2015, by and among FTI Consulting, Inc., the other pledgors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Pledge Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated June 26, 2015, announcing 2015 Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/S/ DAVID M. JOHNSON
Name:	David M. Johnson
Title:	Chief Financial Officer

Date: June 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 26, 2015, among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2	Security Agreement, dated as of June 26, 2015, by and among FTI Consulting, Inc., the other grantors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Security Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of June 26, 2015, by and among, FTI Consulting, Inc., the other pledgors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Pledge Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated June 26, 2015, announcing 2015 Credit Agreement.

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